UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on May 14, 2024, at a special meeting of the stockholders of SINTX Technologies, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse split of the Company’s common stock, par value $0.01 (the “Common Stock”) and authorized the Board of Directors (the “Board”) to, at their sole discretion, select a ratio of between 1-for-100 and 1-for-300, inclusive.

The Board determined to set the reverse stock split ratio at 1-for-200 (the “Reverse Stock Split”). The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on May 28, 2024 (the “Effective Time”), pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 22, 2024. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This discussion is qualified in its entirety by reference to the full text of the Certificate of Amendment.

As a result of the Reverse Stock Split, every two hundred (200) shares of the Company’s Common Stock issued or outstanding will be automatically reclassified into one share of Common Stock, subject to the treatment of fractional shares as described below, without any action on the part of the holders. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Proportionate adjustments will be made to the conversion and exercise prices and the number of shares underlying the Company’s outstanding warrants, preferred stock, equity awards and the number of shares reserved under the Company’s equity incentive plan. The reverse stock split did not affect the number of authorized shares of common stock or the par value of the common stock.

In connection with the Reverse Stock Split, the CUSIP number of the Common Stock will be changed to 829392703. The Common Stock will begin trading on The Nasdaq Capital Market on a reverse split-adjusted basis on May 28, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On May 23, 2024, the Company issued a press release announcing the filing of the Certificate of Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of SINTX Technologies, Inc.
99.1	Press release dated May 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	May 23, 2024	By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer